Dryden Tax-Managed Funds
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


								December 29, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Re: Dryden Tax-Managed Funds
 File No. 811-09101


Ladies and Gentlemen:

Enclosed please find the Annual Report on Form N-SAR for Dryden Tax-Managed Funds for the fiscal year ended October 31, 2005. The Form N-SAR was filed using the EDGAR system



Very truly yours,



/s/ Jonathan D. Shain
Jonathan D. Shain
Assistant Secretary



This report is signed on behalf of the Registrant in the City of Newark and State of
New Jersey on the 29th day of December 2005.







Dryden Tax-Managed Funds





Witness: /s/ George Chen					By:/s/  Jonathan D. Shain
   George Chen 	  	      			     Jonathan D. Shain
   							     Assistant Secretary





























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